November 8, 2023
Blade Air Mobility Reports Financial Results for the Third Quarter Ended September 30, 2023

•Third quarter ended September 30, 2023 net cash from operating activities of $2.0 million, achieving positive Free Cash Flow(1) of $1.3 million in Q3 2023, an $8.4 million increase in net cash from operating activities and a $7.8 million increase in Free Cash Flow versus Q3 2022
•Net Income of $0.3 million, achieving Adjusted EBITDA(1) profitability of $0.8 million in Q3 2023
•Revenue up 56% versus the prior year to $71.4 million in Q3 2023
•Continued progress on strategic objectives including:
◦Implementation of on-tarmac security screening for connections to commercial airlines at Nice International Airport in France
◦The opening of an exclusive heliport in Atlantic City
◦The launch of a new organ placement service for our Medical customers
◦Our Canadian operator, Helijet, placed an order for the Beta Technologies Electric Vertical Aircraft

NEW YORK — (11/8/2023) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the third quarter ended September 30, 2023.
GAAP QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,
	2023	2022	% Change
Revenue	$71,442	$45,722	56.3%
Cost of revenue	55,863	36,456	53.2%
Software development	1,076	2,026	(46.9)%
General and administrative	19,265	15,812	21.8%
Selling and marketing	2,686	1,856	44.7%
Total operating expenses	78,890	56,150	40.5%
Loss from operations	(7,448)	(10,428)	(28.6)%
Net income (loss)	$289	$(9,245)	NM*

Passenger net income (loss)	$801	$(416)	NM*
Medical net (loss) income	$(85)	$999	NM*
Unallocated corporate expenses and software development	$(8,164)	$(11,011)	(25.9)%
NON-GAAP(1) QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,
	2023	2022		Change
GAAP Revenue	$71,442	$45,722		56.3%
GAAP Cost of revenue	55,863	36,456		53.2%
Flight Profit	15,579	9,266		68.1%
Flight Margin	21.8%	20.3%	+154	bps
Adjusted Corporate Expense	14,792	13,814		7.1%
Adjusted Corporate Expense as a percentage of Revenue	20.7%	30.2%		-950bps
Adjusted EBITDA	$787	$(4,548)		NM*
Adjusted EBITDA as a percentage of Revenue	1.1%	(9.9)%		NM*

Passenger Adjusted EBITDA	$2,777	$1,472		88.7%
Medical Adjusted EBITDA	$3,346	$1,495		123.8%
Adjusted unallocated corporate expenses and software development	$(5,336)	$(7,515)		(29.0%)
*Percentage not meaningful

(1) See “Use of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

"We are very pleased to deliver our first quarter of positive Free Cash Flow and Adjusted EBITDA while maintaining rapid revenue growth in both the Passenger and Medical segments," said Rob Wiesenthal, Blade's Chief Executive Officer. "Importantly, we've continued progress on strategic growth initiatives. We are especially pleased that our flagship urban air mobility service, Blade Airport, enjoyed continued improved financial performance with profitable passenger seat utilization for the first time during Q3 2023 while continuing its very strong growth in average check out price per seat."

At Nice International Airport, the opening of an on-tarmac security checkpoint will enable our fliers to bypass crowded terminals and proceed directly to their commercial airline gate. In Atlantic City, we've partnered with Ocean Casino to create an exclusive Blade heliport, allowing our fliers to land directly at the casino," added Wiesenthal

"Our turn to profitability this quarter highlights the results of our strong execution on growth initiatives coupled with relentless focus on cost efficiencies as we shrunk Adjusted Unallocated Corporate Expenses by 29.0% while still growing revenue 56% in Q3 2023 versus the prior year period," said Will Heyburn, Blade's Chief Financial Officer. "This hard work continues as we remain committed to expanding Flight Profit margins, optimizing our cost base and adding profitable new business lines like our new organ matching service to maximize Free Cash Flow generation. As a result, in 2024 we expect significant year-over-year improvement in Adjusted EBITDA; we plan to provide an outlook for 2024 and 2025 as part of our Q4 2023 earnings release."

"We have made great progress in optimizing our aircraft capacity purchase agreements to capitalize on our growing scale thus enabling Blade to benefit from the economic leverage of a more active accessible fleet. We are already seeing this translate to Flight Profit margin expansion in both our Medical and Passenger segments," stated Melissa Tomkiel, Blade's President. "This is a win-win for both our operators and our customers as we direct more flight hours to our most reliable and efficient aircraft providers."

"The launch of TOPS, our new organ placement service, comes by special request from our existing customer base," said Seth Bacon, CEO of Blade MediMobility. "This new business line brings us further upstream in the organ transplantation process by helping transplant centers determine if an organ is a match for a potential recipient. When paired with our existing logistics services, we can now provide even more seamless engagement, simplify the communication process for our customers, and increase opportunities for additional revenue."

Third Quarter Ended September 30, 2023 Financial Highlights

▪Total revenue increased 56.3% to $71.4 million in the current quarter versus $45.7 million in the prior year period. On a pro forma basis, assuming Blade had owned Blade Europe in the comparable prior year period, revenue for the quarter ended September 30, 2023 would have increased approximately 25.5%(1) on a constant currency basis.
▪Flight Profit(1) increased 68.1% to $15.6 million in the current quarter versus $9.3 million in the prior year period, driven by strong growth in our MediMobility Organ Transport business, the contribution from our Blade Europe acquisitions, and improved profitability across our U.S. Short Distance business.
▪Flight Margin(1) improved to 21.8% in the current quarter from 20.3% in the prior year period, driven by increased use of dedicated aircraft in our MediMobility Organ Transport business line, which results in lower costs, the acquisition of Blade Europe, which operates at a higher average Flight Profit versus our corporate average, improved pricing and utilization in our New

York by-the-seat airport transfer product, and a reduction in spot market jet charter costs, which decreased more quickly than our jet charter pricing.
▪Short Distance revenue increased 48.9% to $30.4 million in the current quarter versus $20.4 million in the prior year period. Growth was driven by our acquisition of Blade Europe and growth in our other Short Distance business lines.
▪MediMobility Organ Transport revenue increased 65.4% to $33.4 million in the current quarter versus $20.2 million in the prior year period, driven by the addition of new transplant center customers, continued growth with existing customers, and strong market demand.
▪Jet and Other revenue increased 49.1% to $7.6 million in the current quarter versus $5.1 million in the prior year period driven by an increase in jet charter volume.
▪Adjusted EBITDA(1) improved to $0.8 million in the current quarter versus $(4.5) million in the prior year period, and improved as a percentage of revenues to 1.1% in the current quarter from (9.9)% in the prior year period. The improvement was driven by a 123.8% increase in Medical Segment Adjusted EBITDA to $3.3 million in the current quarter, a 88.7% increase in Passenger Segment Adjusted EBITDA to $2.8 million and a $2.2 million improvement in Adjusted Unallocated Corporate Expenses and Software Development to $(5.3) million.
▪Free Cash Flow(1) of of $1.3 million in Q3 2023 increased $7.8 million versus Q3 2022.
▪Ended Q3 2023 with $173.2 million in cash and short term investments.

Business Highlights and Recent Updates
▪Announced Trinity Organ Placement Services, or TOPS, a new Medical business line helping transplant centers determine if an organ is a match for a potential recipient.
▪Opened an on-tarmac security checkpoint at Nice Airport that will allow our fliers to bypass the terminal and proceed directly to the gate of their connecting flight after landing on a Blade helicopter.
▪Partnered with Ocean Casino to create an exclusive Blade heliport at their Atlantic City, New Jersey casino. Charter service is available today and by-the-seat service, sponsored by Ocean Casino, is planned for Spring 2024.
▪The operator for our Canadian business, operating as Helijet, placed an order for the Beta Technologies Alia Electric Vertical Aircraft which is expected to provide future quiet, emission-free air mobility service for Blade fliers in Canada.

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Wednesday, November 8, 2023 to discuss the results for the third quarter ended September 30, 2023.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, Corporate Expenses, Adjusted Corporate Expenses,

Flight Profit, Flight Margin, Free Cash Flow and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA and Segment Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below). Blade defines Segment Adjusted EBITDA as segment net income (loss) excluding non-cash items or certain transactions that management does not believe are reflective of our ongoing core operations.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses attributable to our Corporate expenses and software development operating segment less non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations that cannot be allocated to either of our reporting segments (Passenger and Medical). Adjusted Unallocated Corporate Expenses has the same meaning as Segment Adjusted EBITDA for our Corporate expenses and software development operating segment and is reconciled in the tables below under the caption “Reconciliation of Segment Net Income (loss) to Segment Adjusted EBITDA.”

Constant currency - The unaudited interim condensed consolidated financial statements included here are presented in U.S. dollars. However, Blade's international operations give rise to fluctuations in foreign exchange rates. To compare results between periods as if exchange rates had remained constant period-over-period and allow change in revenue to be evaluated without the impact of foreign currency exchange rate fluctuations, Blade has included results in constant currency. These are calculated by applying the current period exchange rates to local currency reported results for both the current and prior year.

Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations.

Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, right-of-use ("ROU") asset amortization and internal costs incurred in generating ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide a more accurate measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct costs associated with those operations.

Free Cash Flow - Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures.

Pro forma revenue - Pro forma revenue gives effect to revenue from acquisitions that occurred after the commensurate period of the prior year as if they had been acquired on the first day of the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported GAAP revenue and the comparative period pro forma revenue. Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for comparisons of the current year period to that of prior years, normalized for the impact of acquisitions. Management believes that pro forma change in revenue assists in measuring the underlying revenue growth of our business as it stands as of the end of the current year period, which we believe provides insight into our then-current operations. Pro forma change in revenue does not represent organic revenue generated by our business as it stood at the beginning of the prior year period.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$36,815	$43,296
Restricted cash	1,459	1,127
Accounts receivable, net of allowance of $148 and $0 at September 30, 2023 and December 31, 2022	21,040	10,877
Short-term investments	136,414	150,740
Prepaid expenses and other current assets	13,009	12,086
Total current assets	208,737	218,126

Non-current assets:
Property and equipment, net	3,322	2,037
Investment in joint venture	390	390
Intangible assets, net	41,572	46,365
Goodwill	39,229	39,445
Operating right-of-use asset	23,290	17,692
Other non-current assets	974	970
Total assets	$317,514	$325,025

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$18,768	$16,536
Deferred revenue	6,835	6,709
Operating lease liability, current	4,760	3,362
Total current liabilities	30,363	26,607

Non-current liabilities:
Warrant liability	3,260	7,083
Operating lease liability, long-term	19,588	14,970
Deferred tax liability	1,426	1,876
Total liabilities	54,637	50,536

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at September 30, 2023 and December 31, 2022. No shares issued and outstanding at September 30, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 74,208,433 and 71,660,617 shares issued at September 30, 2023 and December 31, 2022, respectively.	7	7
Additional paid in capital	386,953	375,873
Accumulated other comprehensive income	1,730	2,287
Accumulated deficit	(125,813)	(103,678)
Total stockholders' equity	262,877	274,489

Total Liabilities and Stockholders' Equity	$317,514	$325,025

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$71,442	$45,722	$177,702	$107,985

Operating expenses
Cost of revenue	55,863	36,456	144,590	90,685
Software development	1,076	2,026	3,639	3,923
General and administrative	19,265	15,812	53,932	41,934
Selling and marketing	2,686	1,856	8,025	5,294
Total operating expenses	78,890	56,150	210,186	141,836

Loss from operations	(7,448)	(10,428)	(32,484)	(33,851)

Other non-operating income (expense)
Interest income, net	2,147	1,173	6,178	1,892
Change in fair value of warrant liabilities	5,719	425	3,823	22,241
Realized loss from sales of short-term investments	—	(359)	(95)	(2,071)
Total other non-operating income	7,866	1,239	9,906	22,062

Income (loss) before income taxes	418	(9,189)	(22,578)	(11,789)

Income tax expense (benefit)	129	56	(443)	56

Net income (loss)	$289	$(9,245)	$(22,135)	$(11,845)

Net income (loss) per share:
Basic	$—	$(0.13)	$(0.30)	$(0.17)
Diluted	$—	$(0.13)	$(0.30)	$(0.17)
Weighted-average number of shares outstanding:
Basic	74,139,422	71,466,085	73,108,263	71,099,764
Diluted	81,006,859	71,466,085	73,108,263	71,099,764

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$289	$(9,245)	$(22,135)	$(11,845)
Adjustments to reconcile net income (loss) to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,843	1,441	5,305	3,741
Stock-based compensation	3,330	1,685	9,348	5,627
Change in fair value of warrant liabilities	(5,719)	(425)	(3,823)	(22,241)
Realized loss from sales of short-term investments	—	359	95	2,071
Realized foreign exchange loss	1	12	6	7
Accretion of interest income on held-to-maturity securities	(1,692)	(311)	(4,716)	(311)
Deferred tax benefit	129	—	(443)	—
Loss on disposal of property and equipment	—	132	—	197
Bad debt expense	171	—	171	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,521	121	(1,104)	(3,781)
Accounts receivable	1,251	(337)	(10,379)	(4,461)
Other non-current assets	16	93	(8)	(1,059)
Operating right-of-use assets/lease liabilities	44	90	421	196
Accounts payable and accrued expenses	3,999	2,980	4,086	4,255
Deferred revenue	(3,160)	(2,941)	147	(417)
Other	—	(5)	—	(5)
Net cash provided by / (used in) operating activities	2,023	(6,351)	(23,029)	(28,026)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	(48,101)	—	(48,101)
Investment in joint venture	—	(190)	—	(190)
Purchase of property and equipment	(695)	(93)	(2,085)	(719)
Purchase of short-term investments	—	(125)	(135)	(578)
Proceeds from sales of short-term investments	—	39,677	20,532	248,377
Purchase of held-to-maturity investments	(135,690)	(139,911)	(265,835)	(139,911)
Proceeds from maturities of held-to-maturity investments	133,350	20,000	264,537	20,000
Net cash (used in) / provided by investing activities	(3,035)	(128,743)	17,014	78,878

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	9	2	63	81
Taxes paid related to net share settlement of equity awards	(15)	(154)	(116)	(1,165)
Net cash used in financing activities	(6)	(152)	(53)	(1,084)

Effect of foreign exchange rate changes on cash balances	(101)	(16)	(81)	(9)
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,119)	(135,262)	(6,149)	49,759
Cash and cash equivalents and restricted cash - beginning	39,393	188,246	44,423	3,225
Cash and cash equivalents and restricted cash - ending	$38,274	$52,984	$38,274	$52,984

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$36,815	$51,845	$36,815	$51,845
Restricted cash	1,459	1,139	1,459	1,139
Total	$38,274	$52,984	$38,274	$52,984

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Passenger segment
Short Distance	$30,388	$20,402	$59,997	$35,568
Jet and Other	7,607	5,101	23,092	22,274
Total	$37,995	$25,503	$83,089	$57,842

Medical segment
MediMobility Organ Transport	$33,447	$20,219	94,613	50,143
Total	$33,447	$20,219	$94,613	$50,143

Total Revenue	$71,442	$45,722	$177,702	$107,985

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Passenger	$37,995	$25,503	$83,089	$57,842
Medical	33,447	20,219	94,613	50,143
Total Revenue	$71,442	$45,722	$177,702	$107,985

Passenger	$9,410	$6,094	$16,864	$9,261
Medical	6,169	3,172	16,248	8,039
Total Flight Profit	$15,579	$9,266	$33,112	$17,300

Passenger	24.8%	23.9%	20.3%	16.0%
Medical	18.4%	15.7%	17.2%	16.0%
Total Flight Margin	21.8%	20.3%	18.6%	16.0%

Passenger	$2,777	$1,472	$(2,353)	$(2,746)
Medical	3,346	1,495	8,249	3,529
Total Segment Adjusted EBITDA	6,123	2,967	5,896	783
Adjusted unallocated corporate expenses and software development	(5,336)	(7,515)	(17,281)	(20,427)
Total Adjusted EBITDA	$787	$(4,548)	$(11,385)	$(19,644)

RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been if the Blade Europe business had been acquired on July 1, 2022 and January 1, 2022 for the three months and nine months ended September 30, 2022, respectively. As a result, pro forma revenue includes revenue generated during periods when we did not yet own the acquired business. This unaudited pro forma financial information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisition had occurred on that date, nor the results that may be obtained in the future.

Three Months Ended September 30,
	Total	Short Distance	Jet and Other	MediMobility Organ Transport
Reported Revenue three months ended September 30, 2022	$45,722	$20,402	$5,101	$20,219
Impact of Blade Europe	10,969	10,969	—	—
Pro forma Revenue	$56,691	$31,371	$5,101	$20,219

Reported Revenue three months ended September 30, 2023	$71,442	$30,388	$7,607	$33,447
Pro forma change in revenue	26.0%	(3.1)%	49.1%	65.4%

Impact of foreign currency translation	0.5%	0.9%	**	**
Pro forma constant currency change in revenue	25.5%	(4.0)%	49.1%	65.4%
** Percentage not applicable

Nine Months Ended September 30,
	Total	Short Distance	Jet and Other	MediMobility Organ Transport
Reported Revenue six months ended September 30, 2022	$107,985	$35,568	$22,274	$50,143
Impact of Blade Europe	23,369	23,369	—	—
Pro forma Revenue	$131,354	$58,937	$22,274	$50,143

Reported Revenue three months ended September 30, 2023	$177,702	$59,997	$23,092	$94,613
Pro forma change in revenue	35.3%	1.8%	3.7%	88.7%

Impact of foreign currency translation	0.2%	0.4%	**	**
Pro forma constant currency change in revenue	35.1%	1.4%	3.7%	88.7%
** Percentage not applicable

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Seats flown – all passenger flights	50,821	28,440	121,008	75,175

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED CORPORATE EXPENSES, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Revenue	$71,442	$45,722	$177,702	$107,985
GAAP Cost of Revenue	55,863	36,456	144,590	90,685
Flight Profit	15,579	9,266	33,112	17,300
Flight Margin	21.8%	20.3%	18.6%	16.0%
Adjusted Corporate Expense	14,792	13,814	44,497	36,944
Adjusted Corporate Expense as a percentage of Revenue	20.7%	30.2%	25.0%	34.2%
Adjusted EBITDA	$787	$(4,548)	$(11,385)	$(19,644)
Adjusted EBITDA as a percentage of Revenue	1.1%	(9.9)%	(6.4)%	(18.2)%

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND LOSS FROM OPERATIONS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$71,442	$45,722	$177,702	$107,985
Cost of revenue (1)	(55,863)	(36,456)	(144,590)	(90,685)
Flight Profit	$15,579	$9,266	$33,112	$17,300
Flight Margin	21.8%	20.3%	18.6%	16.0%

Flight Profit	$15,579	$9,266	$33,112	$17,300
Reconciling items:
Software development	(1,076)	(2,026)	(3,639)	(3,923)
General and administrative	(19,265)	(15,812)	(53,932)	(41,934)
Selling and marketing	(2,686)	(1,856)	(8,025)	(5,294)
Loss from operations	$(7,448)	$(10,428)	$(32,484)	$(33,851)
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$71,442	$45,722	$177,702	$107,985

Total operating expenses	78,890	56,150	210,186	141,836
Subtract:
Cost of revenue	55,863	36,456	144,590	90,685
Corporate Expenses	$23,027	$19,694	$65,596	$51,151
Corporate Expenses as percentage of Revenue	32.2%	43.1%	36.9%	47.4%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:
Depreciation and amortization	1,843	1,441	5,305	3,741
Stock-based compensation	3,330	1,685	9,348	5,627
Legal and regulatory advocacy fees (1)	217	143	640	2,054
Executive severance costs	—	—	265	—
SOX readiness costs	145	—	180	—
Contingent consideration compensation (earn-out) (2)	2,700	—	5,361	—
Short-term incentive plan costs (3)	—	1,250	—	—
M&A transaction costs	—	1,361	—	2,785
Adjusted Corporate Expenses	$14,792	$13,814	$44,497	$36,944
Adjusted Corporate Expenses as percentage of Revenue	20.7%	30.2%	25.0%	34.2%
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and nine months ended September 30, 2023 of $2,700 and $5,700, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) In the three months ended September 30, 2022, the short-term incentive plan was approved, and accordingly, an accrual attributable to the nine months ended September 30, 2022 was recorded in the quarter. The accrual related to the six months ended June 30, 2022 was added back to the three months ended September 30, 2022 to allow for a more meaningful comparison with the current period.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$289	$(9,245)	$(22,135)	$(11,845)

Depreciation and amortization	1,843	1,441	5,305	3,741
Stock-based compensation	3,330	1,685	9,348	5,627
Change in fair value of warrant liabilities	(5,719)	(425)	(3,823)	(22,241)
Realized loss from sales of short-term investments	—	359	95	2,071
Interest income, net	(2,147)	(1,173)	(6,178)	(1,892)
Income tax expense (benefit)	129	56	(443)	56
Legal and regulatory advocacy fees (1)	217	143	640	2,054
Executive severance costs	—	—	265	—
SOX readiness costs	145	—	180	—
Contingent consideration compensation (earn-out) (2)	2,700	—	5,361	—
Short-term incentive plan costs (3)	—	1,250	—	—
M&A transaction costs	—	1,361	—	2,785
Adjusted EBITDA	$787	$(4,548)	$(11,385)	$(19,644)
Adjusted EBITDA as a percentage of Revenue	1.1%	(9.9)%	(6.4)%	(18.2)%
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and nine months ended September 30, 2023 of $2,700 and $5,700, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) In the three months ended September 30, 2022, the short-term incentive plan was approved, and accordingly, an accrual attributable to the nine months ended September 30, 2022 was recorded in the quarter. The accrual related to the six months ended June 30, 2022 was added back to the three months ended September 30, 2022 to allow for a more meaningful comparison with the current period.

RECONCILIATION OF NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by / (used in) operating activities	$2,023	$(6,351)	$(23,029)	$(28,026)
Purchase of property and equipment	(695)	(93)	(2,085)	(719)
Free Cash Flow	$1,328	$(6,444)	$(25,114)	$(28,745)

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO SEGMENT ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger	Medical	Unallocated Corporate expenses and software development
Segment net income (loss)	$801	$(85)	$(427)	$(416)	$999	$(9,828)
Reconciling items:
Depreciation and amortization	1,376	416	51	1,024	374	43
Stock-based compensation	383	315	2,632	197	92	1,396
Change in fair value of warrant liabilities	—	—	(5,719)	—	—	(425)
Realized loss from sales of short-term investments	—	—	—	—	—	359
Interest income, net	—	—	(2,147)	—	—	(1,173)
Income tax expense (benefit)	—	—	129	—	—	56
Legal and regulatory advocacy fees (1)	217	—	—	143	—	—
SOX readiness costs	—	—	145	—	—	—
Contingent consideration compensation (earn-out) (2)	—	2,700	—	—	—	—
Short-term incentive plan costs (3)	—	—	—	524	30	696
M&A transaction costs	—	—	—	—	—	1,361
Segment Adjusted EBITDA	$2,777	$3,346	$(5,336)	$1,472	$1,495	$(7,515)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger	Medical	Unallocated Corporate expenses and software development
Segment net income (loss)	$(8,154)	$1,055	$(15,036)	$(8,258)	$2,215	$(5,802)
Reconciling items:
Depreciation and amortization	3,873	1,279	153	2,502	1,124	115
Stock-based compensation	1,095	554	7,699	956	190	4,481
Change in fair value of warrant liabilities	—	—	(3,823)	—	—	(22,241)
Realized loss from sales of short-term investments	—	—	95	—	—	2,071
Interest income, net	—	—	(6,178)	—	—	(1,892)
Income tax expense (benefit)	—	—	(443)	—	—	56
Legal and regulatory advocacy fees (1)	640	—	—	2,054	—	—
Executive severance costs	193	—	72	—	—	—
SOX readiness costs	—	—	180	—	—	—
Contingent consideration compensation (earn-out) (2)	—	5,361	—	—	—	—
M&A transaction costs	—	—	—	—	—	2,785
Segment Adjusted EBITDA	$(2,353)	$8,249	$(17,281)	$(2,746)	$3,529	$(20,427)
______________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and nine months ended September 30, 2023 of $2,700 and $5,700, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) In the three months ended September 30, 2022, the short-term incentive plan was approved, and accordingly, an accrual attributable to the nine months ended September 30, 2022 was recorded in the quarter. The accrual related to the six months ended June 30, 2022 was added back to the three months ended September 30, 2022 to allow for a more meaningful comparison with the current period.

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Product Line:
Short Distance	$69,415	$30,388	$19,184	$10,425	$9,418
Jet and Other	30,173	7,607	7,406	8,079	7,081
MediMobility Organ Transport	116,249	33,447	34,399	26,767	21,636
Total Revenue	$215,837	$71,442	$60,989	$45,271	$38,135

About Blade Air Mobility
Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), which is expected to enable lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance, results of operations, industry environment and growth opportunities, plans to release guidance, new product lines, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; the impact of the COVID-19 pandemic and its related effects, failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Lee Gold
investors@blade.com